UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

LONGEVERON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520

Miami, Florida 33136

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 909-0840

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 16, 2026, Longeveron Inc. (the “Company”) a clinical-stage biotechnology company developing cellular therapies for life-threatening, rare pediatric and chronic aging-related conditions, issued a press release announcing topline results from ELPIS II, its Phase 2b clinical trial evaluating the Company’s investigational stem cell therapy, laromestrocel, as an adjunct to Stage 2 palliative surgery in 40 infants with hypoplastic left heart syndrome (“HLHS”).

The ELPIS II trial did not meet the primary efficacy endpoint of change from baseline in right ventricular ejection fraction (“RVEF”) at Month 12. In the intent-to-treat population, the least-squares mean difference between treatment groups was −0.7 percentage points (95% confidence interval: −7.3 to 5.9; p=0.8336).

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information included pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed an admission as to the materiality of any information contained herein or therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Longeveron Inc., dated September 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: September 23, 2026	By:	/s/ Stephen H. Willard
	Name:	Stephen H. Willard
	Title:	Chief Executive Officer

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